UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 4, 2016

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Jones Energy, Inc. (the “Company”) held its annual meeting of stockholders on May 4, 2016.  At that meeting the Company’s stockholders voted on the matters set forth below:

1. Proposal to approve the election of each of the following Class III director nominees for the Company’s board of directors to serve until the 2019 Annual Meeting of Stockholders.

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Alan D. Bell	46,237,975	6,724,570	5,393,054
Gregory D. Myers	52,181,656	780,889	5,393,054

2. Proposal to approve the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions
58,335,913	18,993	693

3. Proposal to approve the Amended and Restated Jones Energy, Inc. 2013 Omnibus Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,700,249	4,872,185	1,390,110	5,393,055

4. Proposal to approve the Amended and Restated Jones Energy, Inc. 2013 Short-Term Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,531,889	38,740	1,391,915	5,393,055

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: May 4, 2016	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer